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                                                                     Exhibit 5.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS







                            200 East Randolph Drive
                           Chicago, Illinois  60601

To Call Writer Direct:            312 861-2000                  Facsimile:
 312 861-2000                                                  312 861-2200


                                 July 17, 2001


Michael Foods, Inc.
and each of the Guarantors
of the Exchange Notes
5353 Wayzata Blvd., Suite 324
Minneapolis, MN 55416

         Re:      REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NO. 333-63722

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to Michael Foods, Inc., a Minnesota corporation (the "Issuer"), and each of the other guarantors listed on Schedule A hereto (such guarantors are hereinafter referred to as the "Guarantors" and the Guarantors, together with the Issuer, are hereinafter referred to as the "Registrants"), in connection with the proposed registration by the Issuer of $200,000,000 in aggregate principal amount of the Issuer's 11 3/4% Senior Subordinated Notes due 2011, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-63722) originally filed with the Securities and Exchange Commission (the "Commission") on June 22, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of March 27, 2001, between the Issuer and BNY Midwest Trust Company, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 11 3/4% Senior Subordinated Notes due 2011 (the "Old Notes"), of which $200,000,000 in aggregate principal amount is outstanding.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, and (iv) the Registration Statement.

London             Los Angeles            New York             Washington D.C.

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                                KIRKLAND & ELLIS


Michael Foods, Inc.
July 17, 2001
Page 2


                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

                  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                  Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes and the Guarantees will be validly issued and binding obligations of the Issuer and Guarantors, respectively.

                  We hereby consent to the filing of this opinion with the commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                  Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder or the federal law of the United States, except that for purposes of our opinion that the Exchange Notes and Guarantees will be validly issued and binding obligations of the Issuer and the Guarantors, respectively, we have concluded the Indenture has been duly


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                                KIRKLAND & ELLIS


Michael Foods, Inc.
July 17, 2001
Page 3


authorized, executed and delivered and the Exchange Notes and Guarantees have been duly authorized by the Issuer and the Guarantors, respectively, based solely on a review of the applicable state corporate statutes of the States of Minnesota (with respect to Michael Foods, Inc., Casa Trucking, Inc., Crystal Farms Refrigerated Distribution Company, Kohler Mix Specialties, Inc., Midwest Mix, Inc., Minnesota Products, Inc., Papetti's Hygrade Egg Products, Inc. and Northern Star Co.), Nevada (with respect to Farm Fresh Foods, Inc.), Connecticut (with respect to Kohler Mix Specialties of Connecticut, Inc.), Nebraska (with respect to M.G. Waldbaum Company), New Jersey (with respect to Papetti Electroheating Corp.) and Wisconsin (with respect to WFC, Inc. and Wisco Farm Cooperative). We note that we are not admitted to practice in the States of Minnesota, Nevada, Connecticut, Nebraska, New Jersey and Wisconsin and, as such, our conclusions as to due authorization, execution and delivery are based solely on our review of the provisions of the above referenced state corporate statutes as such statutes relate to the Registrants without regard to regulations promulgated thereunder or any judicial interpretations thereof.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                                     Sincerely,

                                                     /s/ KIRKLAND & ELLIS

                                                     Kirkland & Ellis




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                                KIRKLAND & ELLIS


Michael Foods, Inc.
July 17, 2001
Page 4

                                   SCHEDULE A

Michael Foods of Delaware, Inc.
M. G. Waldbaum Company
Papetti's Hygrade Egg Products, Inc.
Casa Trucking, Inc.
Northern Star Co.
Farm Fresh Foods, Inc.
Minnesota Products, Inc.
Crystal Farms Refrigerated Distribution Company
WFC, Inc.
Wisco Farm Cooperative
Kohler Mix Specialties, Inc.
Midwest Mix, Inc.
Kohler Mix Specialties of Connecticut, Inc.
M-Foods Dairy, LLC
M-Foods Dairy TXCT, LLC
Papetti Electroheating Corp.